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[LOGO OF ERNST & YOUNG LLP APPEARS HERE]     / / ONE JACKSON PLACE                  / / PHONE:  601-948-6600
                                                 SUITE 400                              FAX:    601-353-7246
                                                 188 EAST CAPITOL STREET
                                                 JACKSON, MISSISSIPPI 39201-2157
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May 19, 1995

Securities and Exchange Commission
460 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated May 18, 1995, of Sizeler Property Investors, Inc. and are in agreement with the statements contained in the Item 4(a), on page 2 therein insofar as it relates to us. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                /s/ Ernst & Young LLP
                                -------------------------
                                Ernst & Young LLP